Exhibit 10.2
PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

    This Purchase and Sale Agreement and Joint Escrow Instructions (this “Agreement”), dated as of September 24, 2026 (the “Closing Date”), is made by and between each “Owner Entity” listed on Exhibit A-1 jointly and severally (together and individually, “Seller”), and NFR Delta, LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer are hereinafter sometimes referred to collectively as the “Parties” and individually as a “Party”.
RECITALS:
A.Seller is the owner of certain real property located in Bolivar County, Mississippi, which includes approximately 3,339.1 gross acres, including approximately 2,964.0 tillable acres of farmland.
B.Buyer wishes to purchase the Property (as defined below) from Seller, and Seller is willing and prepared to sell the Property to Buyer, on and subject to the terms and conditions set forth in this Agreement.
    NOW, THEREFORE, in consideration of the foregoing recitals, subject to each and all of the following terms and conditions, and for good and valuable consideration, the receipt of which is hereby acknowledged, Seller and Buyer hereby agree as follows:
1.PROPERTY
1.1.Property. Subject to the terms and conditions of this Agreement, and for the consideration set forth in Section 2, Seller agrees to sell to Buyer and Buyer agrees to buy from Seller, subject to the Permitted Exceptions, all of Seller’s right, title and interest in and to the following property (collectively, the “Property”):
1.1.1.Land. The real property described in Recital A, and more particularly described on Exhibit A-2 attached hereto and made a part hereof, together with all rights, benefits, privileges, tenements, hereditaments, appurtenances, rights-of-way and easements belonging or appurtenant to such real property (including, without limitation, any easements, rights of way, licenses, mineral rights, surface and subsurface water rights, water stock and all other interests, rights and appurtenances of any kind relating to the land, and Seller’s interest, if any, in any land lying in the bed of any highway, street, road, avenue, access-way or in any easement, opened or proposed, in front of, at a side or adjoining such land); (collectively, the “Land”);
1.1.2.Improvements. All improvements, facilities, fixtures, sheds, structures and fences located on the Land, including any and all permanently fixed equipment, machinery, wind machines, weather stations, moisture monitoring equipment, irrigation equipment (including irrigation and return pumps), pumps, pump houses, motors, water wells, pipelines for water conveyance and filter stations (collectively, the “Improvements”);

1.1.3.Leases. All of Seller’s right, title and interest, as landlord, under any leases, licenses and occupancy agreements affecting the Land (collectively, the “Leases”);
1.1.4.Contracts. All of Seller’s right, title and interest in and to any contracts relating to the operation or management of the Land, to which Seller or Owner Entity is a party and which Buyer assumes under the General Assignment (collectively, the “Contracts”); and
2.DEPOSIT, ESCROW AND PURCHASE PRICE
2.1.Purchase Price. The purchase price for the Property shall be Eighteen Million Seven Hundred Eighty-Three Thousand Dollars ($18,783,000.00) (the “Purchase Price”).
2.2.Intentionally Omitted.
2.3.Escrow. The Closing shall occur on the Closing Date and be conducted through escrow with First American Title Insurance Company, Two Liberty Place, Suite 2600, Philadelphia, PA 19102 (Attn: Michele Ingersoll) (“Escrow Holder” and the “Title Company”). This Agreement shall constitute the joint instructions for the Escrow.
2.4.Payment of the Purchase Price. At the Closing, Buyer shall pay the Purchase Price to Seller in United States dollars by wire transfer or other immediately available funds, as adjusted pursuant to the prorations, closing costs and other adjustments provided for herein.
3.INTENTIONALLY OMITTED
4.INTENTIONALLY OMITTED
4.1.Real Property Conveyance. At the Closing, Seller shall convey fee simple title to the Land and Improvements to Buyer by a deed in the form attached hereto as Exhibit C (the “Deed”) subject to the Permitted Exceptions. As used herein, “Permitted Exceptions” shall mean and include all of the following: (a) applicable zoning and building ordinances and land use regulations, (b) such exceptions to title as are listed on Schedule B-II of the Title Commitment (Commitment Number: ASPMS02, ASPMS03, and ASPMS04 (being combined into a single owner’s proforma ASPMS02)) (“Title Commitment”) as affecting the Property, and (c) any exceptions to title caused by Buyer, its agents, representatives or employees.
5.ESCROW; CLOSING; DELIVERIES TO ESCROW
5.1.Escrow. Neither Party shall submit to Escrow Holder instructions that conflict with, amend or supersede any portion of this Agreement, unless otherwise expressly provided therein and agreed to by Seller and Buyer. If there is any inconsistency between this Agreement and any escrow instruction, the terms of this Agreement shall control.
5.2.Close of Escrow. “Close of Escrow” or “Closing” means the completion, as one integrated transaction, of all of the following: (a) the Deed has been irrevocably accepted by the Title Company for recordation pursuant to gap coverage satisfactory to Buyer; (b) the Title Company has become unconditionally and irrevocably committed to issue the Owner’s Title

Policy in accordance with Section 6.1; (c) Escrow Holder has released the documents deposited under Sections 5.3 and 5.4 to the Persons entitled thereto; (d) Escrow Holder has disbursed the Purchase Price and all other funds in accordance with the settlement statement executed by Buyer and Seller; and (e) the signature pages to this Agreement have been delivered and released in accordance with Section 14.20. All such events shall be deemed to occur simultaneously.
5.3.Deliveries to Escrow Holder by Seller. On the Closing Date, Seller shall deposit with Escrow Holder the following instruments, funds and documents (which, for the avoidance of doubt, may be individually provided by each respective Owner Entity for their respective parcels of the Property), the delivery of which shall be a condition to the Closing for the benefit of Buyer:
5.3.1.a duly executed and acknowledged Deed for the county in which the Property is located, duly executed and acknowledged by the applicable Owner Entity;
5.3.2.A General Assignment conveying the Leases and Contracts to Buyer, in the form attached hereto as Exhibit D (the “General Assignment”), duly executed by Seller;
5.3.3.A certificate of non-foreign status from the applicable Owner Entity complying with Section 1445 of the Internal Revenue Code and the regulations thereunder, duly executed under penalties of perjury and containing such Owner Entity’s address and U.S. taxpayer identification number;
5.3.4.An owner’s affidavit in the form attached hereto as Exhibit E;
5.3.5.INTENTIONALLY OMITTED.

5.3.6.Intentionally Deleted; and
5.3.7.Such other funds, documents and instruments as are required by Escrow Holder to Close in accordance with this Agreement, including any an executed settlement statement or supplemental escrow instructions.
5.4.Deliveries to Escrow Holder by Buyer. At the Closing, Buyer shall deposit with Escrow Holder the following instruments, funds and documents, for the benefit of Seller:
5.4.1.The Purchase Price, and funds sufficient to pay Buyer’s obligations hereunder, in immediately available funds;
5.4.2.A counterpart of the General Assignment, duly executed by Buyer; and
5.4.3.Such other funds, documents and instruments as are required under the terms of this Agreement or reasonably requested by Escrow Holder including any escrow instructions and settlement statements.
5.5.Release of Escrow. Escrow Holder shall not consummate the Closing unless and until: (a) it has received all items required under Sections 5.3 and 5.4; (b) the Title Company is prepared to satisfy Section 6.1; (c) Escrow Holder is in a position to complete all components of the Closing described in Section 5.2; and (d) counsel for Seller and counsel for Buyer have each authorized the Closing and the release of their respective Party’s signature pages by written instruction, which may be given by email. Upon receipt of both release authorizations, Escrow Holder is irrevocably instructed to consummate the Closing in accordance with this Agreement. Unless and until both authorizations have been received, every signature page, instrument and other item deposited with Escrow Holder shall remain subject to recall by the depositing Party and shall not be released, recorded or otherwise used.
6.CONDITION OF TITLE; TITLE INSURANCE
6.1.Condition of Title. By execution of this Agreement, Buyer acknowledges that Buyer has approved the condition of title to the Property (including the Permitted Exceptions to which the Property is subject), and may elect to obtain an owner’s title insurance policy from the Title Company, in the form that is customary in the state where the Real Property is located (an “Owner’s Title Policy”); provided, however, the Buyer and Seller acknowledge and agree that Buyer shall not be obligated to take title to the Property and otherwise consummate the Transaction subject to anything other than the Permitted Exceptions.
7.INTENTIONALLY OMITTED
8.INTENTIONALLY OMITTED
9.REPRESENTATIONS AND WARRANTIES OF SELLER
9.1.Representations and Warranties. Each Seller, jointly and severally, hereby makes the following representations and warranties, as of the Closing Date:
9.1.1.Seller is a duly formed and validly existing limited liability company in good standing in the state of its formation and is authorized to do business in the state in which the Property is located.
9.1.2.Seller has the authority to enter into this Agreement and sell the Property, and to otherwise perform its obligations as set forth in this Agreement. Seller has the unrestricted right and power to sell the Property to Buyer under the terms of this Agreement. Seller has duly authorized the execution, delivery and performance of this Agreement.
9.1.3.Seller’s execution of this Agreement and performance of its obligations hereunder will not violate any agreement, option, covenant, condition, obligation or undertaking of Seller, nor to the knowledge of Seller, violate any law, ordinance, statute, order or regulation.
9.1.4.The consummation of the transaction contemplated by this Agreement will not render such Seller insolvent or constitute a fraudulent conveyance or fraudulent transfer under any applicable law; Seller has not made any general assignment for the benefit of Seller’s creditors; no proceeding seeking (i) relief for Seller under any bankruptcy or insolvency law, (ii) the rearrangement or readjustment of Seller’s debt, (iii) the appointment of a receiver, custodian, liquidator or trustee to take possession of substantially all of the assets of Seller, or (iv) the liquidation of Seller has been commenced, is planned by Seller or has been threatened by any other person or entity.
9.1.5.Except to the extent disclosed in writing and either remediated or resolved to no further action, and which, in any case, would not cause a material adverse effect on the Property or its operation, to Seller’s knowledge, Seller has received no written notice from any governmental authority that the Property is in violation of any federal, state or local law, ordinance or regulation (“Applicable Laws”) and to Seller’s knowledge, neither the Seller nor the Property are in violation of any Applicable Laws.
9.1.6.Except as disclosed on the Phase I Environmental Assessment issued by Terracon Consultants, Inc. dated June 2, 2026: (a) to Seller’s knowledge, the Property has not at any time during Seller’s ownership been used for or subjected to the generation, transportation, management, handling, treatment, storage, manufacture, emission disposal, release or deposit of any Hazardous Substances or other material containing Hazardous Substances in violation of levels permitted under any applicable Environmental Laws (although Seller has applied pesticides and herbicides typically used in the agricultural products industry to Seller’s Knowledge according to Environmental Law and label directions), (b) to Seller’s knowledge, Seller has not received any written notice from any Governmental Authority or Person of any violation of, or liability under, any Environmental Law in connection with Seller’s or any third party’s operations on or related to the Property at any time, and (c) to Seller’s knowledge, Seller has not received written notice of any pending or threatened writs, injunctions, decrees, orders or judgments outstanding or any actions, suits, proceedings, investigations or clean-up activity relating to Seller’s compliance with or liability under any Environmental Law affecting the Property and to Seller’s knowledge no such matters exist. Except as set forth in the Phase I Report, to Seller’s knowledge, there are no underground storage tanks on the Property.
9.1.7.To Seller’s knowledge, there are no pending, unresolved actions, suits or proceedings of any kind or nature whatsoever, legal or equitable, pending or, to Seller’s knowledge, threatened against Seller, relating to the Property, or relating to or arising out of the ownership, management or operation of the Property, in any court or before or by any federal, state, county or municipal department, commission, board, bureau, agency or other governmental instrumentality, which would in any event adversely impact Buyer’s ownership and operation of the Property post-Closing in any material respect.
9.1.8.To Seller’s knowledge, neither the Property nor any portion thereof, is subject to or affected by any condemnation, eminent domain, change in grade of public streets, rezoning, downzoning, annexation, or similar proceedings which would in each case impair Buyer’s operation of the Property consistent with Seller’s use of the Property.
9.1.9.Schedule 9.1.9 attached hereto set forth a true and correct list of the Contracts and each material amendment, supplement and modification in respect of any of the foregoing. There are no service contracts or other contracts relating to the Property except the Contracts.

9.1.10.Seller does not have, nor has ever had, any employees, and is not a party to a joint employer agreement. Seller is not a party to or subject to any collective bargaining or similar union agreements, nor is any such agreement presently being negotiated by Seller. There are no pending or, to Seller’s Knowledge, threatened labor disputes at any Property, including, but not limited to, any strike, slowdown, picketing, work stoppage, organizational activities or employee grievance process affecting any Property. Seller is in compliance in all material respects with all applicable federal and state Laws respecting immigration, employment, employment practices, including employment classification, occupational health and safety, all terms and conditions of employment, and wages and hours. Seller is in compliance in all material respects with all relevant provisions of the Immigration and Nationality Act, 8 U.S.C. § 1101 et seq. and any other Laws related to the employment of foreign nationals, including but not limited to the verification requirements and the recordkeeping requirements of the Immigration Reform and Control Act of 1986 and the obligation to retain a properly executed Form I-9 for every active Employee hired on or after November 6, 1986, and for every terminated Employee for whom there remains a Form I-9 retention obligation under 8 U.S.C. § 1324a.
9.1.11.Seller has not entered into any agreement or granted any option, right of first offer or refusal or similar right in favor of any person to purchase or otherwise acquire the Property or any portion thereof or any interest therein.
9.1.12. Schedule 9.1.12 attached hereto set forth a true and correct list of the Leases and each material amendment, supplement and modification in respect of any of the foregoing and Seller has delivered to Buyer true and complete copies of the Leases. Except for the Leases on Schedule 9.1.12, there are no leases, license or occupancy agreements affecting all or any portion of the Property and no tenants in possession of all or any portion of the Property. Seller has not (x) delivered written notice of a default to any tenants under any Lease that has not been remedied or (y) received any written notice of a default from a tenant under any Lease which has not been remedied, or (z) agreed to waive or forbear any obligations of any party under a Lease, or received any request to waive or forbear obligations under a Lease. There are no security deposits or other refundable deposits or prepaid rents (other than prepaid rents applying to any period prior to thirty (30) days before the Closing Date) being held by Seller pursuant to the Leases.
9.1.13.There are no (a) parties that currently claim to have any adverse possession rights or prescriptive rights in or to any part of the Property, nor (b) current boundary disputes or current encroachments affecting the Property.

9.1.14.Neither the sale of the Property pursuant to this Agreement, nor the consummation or completion of any of the transactions contemplated under this Agreement, including the execution and delivery of any Closing documents, will constitute a nonexempt prohibited transaction, as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of the Employee Retirement Income Security Act of 1974 (as now or hereafter amended, together with any successor statute and any applicable regulations or guidance at any time promulgated thereunder, being referred to collectively herein as “ERISA”), that could subject Buyer or any affiliate of Buyer to any tax or penalty under Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.
9.1.15.Neither Seller nor, to Seller’s knowledge, any affiliate of Seller, is in violation of, or is subject to sanctions of the government of the United States of America, or any state or municipal authority, that are promulgated or enforced under, any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations (collectively, “Laws”) relating to terrorism or money laundering, which are in effect as of the Closing Date or as of any subsequent date on which any of Seller’s representations set forth in this Section 9 shall be affirmed or reaffirmed, including (as the same may now or hereafter be amended or supplemented): (a) Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) (the “Terrorism Executive Order”), (b) any other Executive Orders directed at or relating to terrorism or money laundering (collectively with the Terrorism Executive Order, the “Executive Orders”), (c) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”), (d) the Trading with the Enemy Act, 50 U.S.C. App. 1-44, (e) the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, (f) the Iraqi Sanctions Act, Publ. L. No. 101-513, as well as any other statute, act or resolution adopted or approved by the United States Congress and having the force of law which relates to the imposition, maintenance or extension of sanctions against any foreign nation, foreign group, foreign association, or foreign individual; (g) the United Nations Participation Act, 22 U.S.C. § 287c, (h) the International Security and Development Cooperation Act, 22 U.S.C. § 2349 aa-9, (i) The Cuban Democracy Act, 22 U.S.C. §§ 6001-10, (j) The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 2339b, (k) The Global Magnitsky Human Rights Accountability Act, 22 U.S.C. §5811 and/or (l) The Foreign Narcotics Kingpin Designation Act, Publ. L. No. 106-120, as well as any other statute, act or resolution adopted or approved by the United States Congress and having the force of law which relates to the imposition, maintenance or extension of sanctions against any foreign nation, foreign group, foreign association, or foreign individual.
9.1.16.Neither Seller, nor to Seller’s knowledge, any affiliate of Seller, (a) is listed on the Specially Designated Nationals and Blocked Persons List (the “SDN List”) maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, United States of America, and/or on any other similar list (collectively with the SDN List, the “OFAC Lists”) maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation now or hereafter in effect (collectively, “OFAC Laws and Regulations”); or (b) is a person (a “Designated Person”) either (i) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (ii) designated under Sections 1(a), 1(b), 1(c) or 1(d) of the Terrorism Executive Order, or a Person similarly designated under any related enabling legislation or any other Executive Orders; or (c) is included among, knowingly acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with, any person or entity named on any of the OFAC Lists, or (d) has knowingly conducted business with or knowingly engaged in any business transaction with any person or entity named on any of the OFAC Lists or any person or entity who, to Seller’s knowledge, is included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities named on any of the OFAC Lists. Neither Seller nor any affiliate thereof (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws (as defined below); (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (iii) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws. The term “Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transactions (including, but not limited to, laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957); (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (3) require identification and documentation of the parties with whom a financial institution conducts business; or (4) are designed to disrupt the flow of funds to terrorist organizations.
9.1.17. Seller is not a “foreign person” for purposes of the Agricultural Foreign Investment Disclosure Act of 1978 (“AFIDA”).
9.1.18.Seller, its officers, directors and employees are in compliance with Anti-Corruption Laws. To Seller’s knowledge, Seller, its officers, directors and employees have not offered, paid, or promised to pay, any unlawful gift, bribe, rebate, loan, payoff, kickback or any other transfer of value to a Government Official related to this transaction. “Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act 2010, the Criminal Code (Canada), the Corruption of Foreign Public Officials Act (Canada) and any other Laws in any relevant jurisdiction that relate to prevention of bribery, corruption or money laundering. “Governmental Authority” means any international, supranational, national or federal government, any state, provincial, territorial, regional, municipal, local or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions or pertaining to of government, including any government authority, agency, department, board, commission or instrumentality of the United States, Canada or a foreign nation or jurisdiction, any political subdivision of any thereof and any court, tribunal or arbitration panel or arbitrator or any self-regulatory organization. “Government Official” means any (i) officer or employee of a Governmental Authority; or (ii) holder of public office, candidate for public office, political party or official of a political party.
For purposes of this Agreement and any document delivered at Closing, whenever the phrase “to Seller’s knowledge” or the “knowledge” of Seller or words of similar import are used, they shall be deemed to mean and are limited to the current actual knowledge only of Seller Group and at the times indicated only, and not any implied, imputed or constructive knowledge of such individual or of Seller, and without any independent investigation or inquiry having been made or any implied duty to investigate, make any inquiries or review the materials delivered pursuant to Section 3.1. Furthermore, it is understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.

To the extent that Buyer knows, prior to the Closing, that any of Seller’s representations and warranties is inaccurate, untrue or incorrect in any way, and Buyer proceeds to close hereunder notwithstanding such inaccuracy, untruth or incorrectness, then such representations and warranties shall be deemed modified as of Closing to reflect Buyer’s knowledge (and to the extent so modified, such representations and warranties shall not be deemed untrue for the purposes of this Agreement), and Buyer shall not be permitted to make any claim after the Closing alleging a breach thereof.
10.REPRESENTATIONS AND WARRANTIES OF BUYER
10.1.Representations and Warranties. Buyer hereby makes the following covenants, representations and warranties, as of the Closing Date:
10.1.1.Buyer has the authority to enter into this Agreement, buy the Property, pay the Purchase Price and to otherwise perform as set forth in this Agreement. Buyer has duly authorized the execution, delivery and performance of this Agreement by Buyer.
10.1.2.Buyer’s execution of this Agreement and performance of its obligations hereunder will not violate any agreement, option, covenant, condition, obligation or undertaking of Buyer, nor to the knowledge of Buyer, violate any law, ordinance, statute, order or regulation.
10.1.3.Neither the sale of the Property pursuant to this Agreement, nor the consummation or completion of any of the transactions contemplated under this Agreement, including the execution and delivery of any Closing documents, will constitute a nonexempt prohibited transaction, as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA, that could subject Seller or any other member of the Seller Group to any tax or penalty under Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.
10.1.4.Neither Buyer nor, to Buyer’s knowledge, any affiliate of Buyer, is in violation of, or is subject to sanctions of the government of the United States of America, or any state or municipal authority, that are promulgated or enforced under Laws relating to terrorism or money laundering, which are in effect as of the Closing Date or as of any subsequent date on which any of Buyer’s representations set forth in this Section 10.1 shall be affirmed or reaffirmed, including (as the same may now or hereafter be amended or supplemented): (a) the Terrorism Executive Order, (b) the Executive Orders, (c) the Patriot Act, (d) the Trading with the Enemy Act, 50 U.S.C. App. 1-44, (e) the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, (f) the Iraqi Sanctions Act, Publ. L. No. 101-513, as well as any other statute, act or resolution adopted or approved by the United States Congress and having the force of law which relates to the imposition, maintenance or extension of sanctions against any foreign nation, foreign group, foreign association, or foreign individual; (g) the United Nations Participation Act, 22 U.S.C. § 287c, (h) the International Security and Development Cooperation Act, 22 U.S.C. § 2349 aa-9, (i) The Cuban Democracy Act, 22 U.S.C. §§ 6001-10, (j) The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 2339b, (k) The Global Magnitskey Human Rights Accountability Act, 22 U.S.C. §5811 and/or (l) The Foreign Narcotics Kingpin Designation Act, Publ. L. No. 106-120, as well as any other statute, act or resolution adopted or approved by the United States Congress and having the force of law which relates to the imposition, maintenance or extension of sanctions against any foreign nation, foreign group, foreign association, or foreign individual.
10.1.5.Neither Buyer, nor to Buyer’s knowledge, any affiliate of Buyer, (a) is listed on the SDN List maintained by OFAC, Department of the Treasury, United States of America, and/or on any of the OFAC Lists maintained by the OFAC pursuant to any OFAC Laws and Regulations; or (b) is a Designated Person either (i) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (ii) designated under Sections 1(a), 1(b), 1(c) or 1(d) of the Terrorism Executive Order, or a Person similarly designated under any related enabling legislation or any other Executive Orders; or (c) is included among, knowingly acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with, any person or entity named on any of the OFAC Lists, or (d) has knowingly conducted business with or knowingly engaged in any business transaction with any person or entity named on any of the OFAC Lists or any person or entity who, to Buyer’s knowledge, is included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities named on any of the OFAC Lists. Buyer has taken, and shall continue to take until Closing, such measures as are required by law to assure that the funds used to pay to Seller the Purchase Price are derived (A) from transactions that do not violate United States law nor, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (B) from permissible sources under United States law and to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated. Neither Buyer nor, to Buyer’s knowledge, any Person providing funds to Buyer (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws (as defined below); or (iii) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws.
10.1.6.Buyer, its officers, directors and employees are in compliance with Anti-Corruption Laws. To Buyer’s knowledge, Buyer, its officers, directors and employees have not offered, paid, or promised to pay, any unlawful gift, bribe, rebate, loan, payoff, kickback or any other transfer of value to a Government Official related to this transaction.
For purposes of this Agreement and any document delivered at Closing, whenever the phrase “to Buyer’s knowledge” or the “knowledge” of Buyer or words of similar import are used, they shall be deemed to mean and are limited to the current actual knowledge only of Buyer’s officers and at the times indicated only, and not any implied, imputed or constructive knowledge of such individual or of Buyer, and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquiries. Furthermore, it is understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.

To the extent that Seller knows, prior to the Closing, that any of Buyer’s representations and warranties is inaccurate, untrue or incorrect in any way, and Seller proceeds to close hereunder notwithstanding such inaccuracy, untruth or incorrectness, then such representations and warranties shall be deemed modified as of Closing to reflect Seller’s knowledge (and to the extent so modified, such representations and warranties shall not be deemed untrue for the purposes of this Agreement), and Seller shall not be permitted to make any claim after the Closing alleging a breach thereof.
10.2.Buyer’s Acknowledgments. As a material inducement to Seller to enter into this Agreement and to convey the Property to Buyer, Buyer hereby acknowledges and agrees that:
10.2.1.No Representations. Other than the express representations and warranties of Seller contained in this Agreement, neither Seller, nor any person or entity acting by or on behalf of Seller, nor any partner, officer, director, employee, agent, affiliate, successor or assign of Seller (collectively, the “Seller Group”) has made, and the Seller Group hereby disclaims, any representation, warranty, inducement, promise, agreement, assurance or statement, oral or written, of any kind to Buyer upon which Buyer is relying, or in connection with which Buyer has made or will make any decisions concerning the Property, including its use, condition, value, compliance with Governmental Regulations, existence or absence of Hazardous Materials, existence or absence of water rights or the permissibility, feasibility, or convertibility of all or any portion of the Property for any particular use or purpose, including its present or future prospects for sale, lease, development, occupancy, or suitability as security for financing. As used herein, the term “Governmental Regulations” means any laws (including Environmental Laws), ordinances, rules, requirements, resolutions, policy statements, and regulations (including those relating to land use, subdivision, zoning, Hazardous Materials, occupational health and safety, handicapped access, water, earthquake hazard reduction, and building and fire codes) of any governmental or quasi-governmental body or agency claiming jurisdiction over the Property. As used in this Agreement, the following definitions shall apply: “Environmental Laws” shall mean all federal, state and local laws, ordinances, rules, and regulations now or hereafter in force, as amended from time to time, and all federal and state court decisions, consent decrees, and orders interpreting or enforcing any of the foregoing, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., and the Clean Water Act, 33 U.S.C. § 1251, et seq. “Hazardous Materials” shall mean inflammable explosives, radioactive materials, asbestos, asbestos–containing materials, polychlorinated biphenyls, lead, lead-based paint, radon, mold, under and above ground tanks, hazardous materials, hazardous wastes, hazardous substances, oil or related materials, which are listed or regulated in any Environmental Laws. “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment, including continuing migration, of Hazardous Materials into or through soil, surface water or groundwater. Buyer acknowledges that much of the Land has been an active working farm for many years. Buyer specifically acknowledges that various petroleum products, fuel, gasoline and chemicals, including fertilizers, herbicides and pesticides, customarily used in farming, some of which may, as of the date hereof, be considered to be hazardous or toxic, may have been used, stored, mixed and applied to the Land the course of the farming activities conducted thereon or on adjacent property. BUYER ACKNOWLEDGES AND AGREES THAT: (i) BUYER HAS MADE ITS OWN INDEPENDENT EXAMINATION AND EVALUATION OF THE PROPERTY AND SHALL NOT RELY UPON THE SELLER GROUP, ITS AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSONS FOR ANY DATA WITH RESPECT TO THE PROPERTY EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT; (ii) BUYER SHALL ACQUIRE THE PROPERTY SOLELY ON THE BASIS OF ITS OWN INVESTIGATION OF THE PHYSICAL CONDITION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION SUBSURFACE CONDITIONS, IMPROVEMENTS, WATER SUPPLY, AND DEVELOPMENT POTENTIAL; AND (iii) BUYER SHALL ACQUIRE THE PROPERTY IN AN “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS” CONDITION, AND ASSUMES THE RISKS THAT ADVERSE CONDITIONS MAY NOT HAVE BEEN REVEALED BY ITS INVESTIGATION OR MAY NOT HAVE BEEN DISCLOSED TO BUYER. THE PARTIES COMPRISING THE SELLER GROUP AND THEIR SUCCESSORS, ASSIGNS, OFFICERS, DIRECTORS, OWNERS, AFFILIATES, TRUSTEES, ATTORNEYS AND AGENTS ARE TO HAVE ABSOLUTELY NO OBLIGATION OR LIABILITY TO BUYER OR ITS SUCCESSORS AND ASSIGNS RELATING IN ANY WAY TO THE PROPERTY EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT.
10.2.2.WAIVER AND RELEASE. EXCEPT FOR CLAIMS AND CAUSES OF ACTION FOR SELLER’S INTENTIONAL FRAUD OR FOR BREACH OF SELLER’S REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT, THE DEEDS, AND/OR IN ANY INSTRUMENT EXECUTED OR DELIVERED BY SELLER AT CLOSING, AND EXCEPT FOR ANY ADVERSE MATTERS ARISING FROM THE EXCLUDED LIABILITIES, UPON THE CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING ADVERSE ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY SELLER’S OR BUYER’S INVESTIGATION, AND UPON THE CLOSING, BUYER SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. SUBJECT TO SELLER’S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT, BUYER AGREES THAT SHOULD ANY INVESTIGATION, CLEANUP, REMEDIATION, CORRECTING ACTION OR REMOVAL OF HAZARDOUS SUBSTANCES BE REQUIRED AFTER THE CLOSING, SUCH INVESTIGATION, CLEAN-UP, REMOVAL, CORRECTING ACTION OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF BUYER. NOTWITHSTANDING

ANYTHING IN THIS PARAGRAPH TO THE CONTRARY, EXCEPT AS TO ANY AND ALL ASSUMED LIABILITIES, BUYER’S WAIVER AND RELEASE OF SELLER DESCRIBED ABOVE SHALL NOT (i) ELIMINATE SELLER’S LIABILITY FOR THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS AGREEMENT OR ANY OTHER COVENANT IN THIS AGREEMENT, TO THE EXTENT THAT AND FOR THE PERIOD THAT ANY OF THE SAME SURVIVE CLOSING, (ii) AFFECT ANY REPRESENTATIONS, WARRANTIES, OR COVENANTS IN THE DEEDS, OR SELLER’S INDEMNITY OBLIGATIONS IN ANY OTHER INSTRUMENTS DELIVERED BY SELLER AT CLOSING, OR (iii) AFFECT BUYER’S RIGHT TO ASSERT A CLAIM AGAINST SELLER IN THE EVENT ANY THIRD PARTY BRINGS A CLAIM OR SUIT AGAINST BUYER FOR ANY MATTER THAT OCCURRED OR IS ALLEGED TO HAVE OCCURRED PRIOR TO THE CLOSING OR (iv) ELIMINATE SELLER’S LIABILITY FOR ANY FRAUD OR INTENTIONAL MISREPRESENTATION. BUYER OR ITS SUCCESSORS AND ASSIGNS SHALL HAVE NO OBLIGATION AT ANY TIME, OR AS A RESULT OF THIS RELEASE, TO INDEMNIFY, DEFEND OR SAVE HARMLESS SELLER FROM CLAIMS BY THIRD PARTIES FOR ANY CONDITIONS, ACTIONS OR OMISSIONS WHICH OCCURRED PRIOR TO THE CLOSING DATE REGARDLESS OF WHETHER CLAIMS ARE BROUGHT BEFORE OR AFTER CLOSING.
10.2.3.Survival. The provisions of this Section 10.2 shall survive the Closing or earlier termination of this Agreement.
11.INTENTIONALLY OMITTED
12.PRORATIONS AND EXPENSES
12.1.Prorations and Expenses; Allocations. All real property taxes and assessments, utilities, items of revenue and expense attributable to the period in which Closing occurs under the Contracts and Leases and any other public or governmental charges and public or private assessments against the Property, shall be adjusted and prorated between the Parties as of the Closing Date, with Seller entitled to all revenue and responsible for all expenses, attributable to the period prior to the Closing Date (whether such revenue and/or expenses have been received or paid prior to the Closing Date) and Buyer entitled to all revenue and responsible for all expenses, attributable to the period from and after the Closing Date (whether such revenue and/or expenses have been received or paid after the Closing Date). Any proration based on an estimate (which such real property taxes and assessments estimate shall be upon the basis of the last real property tax bill issued) shall subsequently be readjusted promptly upon receipt of a final bill. All special or supplemental real estate taxes or special assessments that are first assessed after the Closing Date and are applicable to periods on or following the Closing Date shall be paid by Buyer. This Section 12.1 shall survive the Closing and shall not merge with the Deed.
12.2.Closing Costs. All escrow fees shall be split between Buyer and Seller. Seller shall pay (i) the cost of an Owner’s standard coverage policy of title insurance for the Land in the amount of the Purchase Price, (ii) fifty percent (50%) of the cost of the surveys for the Property. If the Closing occurs, Buyer shall pay (i) the incremental cost of title insurance beyond the cost of a standard Owner’s Title Policy and all endorsements to the Title Policy, and (iii) fifty percent

(50%) of the cost of the surveys for the Property. Buyer shall pay the costs for the Phase 1 environmental site assessment reports; Seller shall pay the cost to remediate any recognized environmental conditions as listed in the final environmental site assessment reports. Each Party shall pay its own costs and attorneys’ fees in connection with the transactions contemplated hereby. All other closing costs shall be paid by the Parties in accordance with the custom then prevailing in the County in which the Property is located.
13.INTENTIONALLY OMITTED
14.MISCELLANEOUS
14.1.Notices. All notices given or permitted to be given under this Agreement shall be in writing. Notice is considered given either: (a) when delivered in person to the recipient named below; (b) three (3) business days after deposit in the United States mail, in a sealed envelope or container, first class postage and postal charges prepaid, certified mail, return receipt requested and addressed to the Party or person named below; (c) when delivered by courier or express service to the address shown below or (d) the date when sent by email transmission, if sent before 6:00 pm Pacific Time on a Business Day or will be effective the next Business Day if sent after 6:00 pm Pacific Time on a Business Day or on a day that is not a Business Day, if evidence of delivery is provided:
Notice to Seller:

IAI USA, LLC
6075 Poplar Avenue, Suite 202
Memphis, TN 38119
Attention: Michael Stockburger
Email: Michael.Stockburger@nuveennc.com

With a copy to:

Nuveen Natural Capital, LLC
8500 Andrew Carnegie Blvd
Charlotte, NC 28262
Attention: Heather McElwee Plafcan
Email: Heather.McElwee@nuveennc.com

Notice to Buyer:

NFR Delta, LLC
6075 Poplar Avenue, Suite 202
Memphis, TN 38119
Attention: Michael Stockburger
Email: Michael.Stockburger@nuveennc.com

With a copy to:

Nuveen Natural Capital, LLC
8500 Andrew Carnegie Blvd
Charlotte, NC 28262
Attention: Heather McElwee Plafcan
Email: Heather.McElwee@nuveennc.com

Either Party may, by notice given at any time or from time to time, require subsequent notices to be given to another person, whether a Party or a representative, or to a different address, or both.
14.2.Attorney’s Fees. If any Party brings any action or proceeding to interpret or enforce any of the terms, covenants or conditions of this Agreement, the prevailing Party in such action or proceeding shall be entitled to recover from the other Party or Parties thereto reimbursement for all reasonable expenses and costs, including all reasonable attorneys’ fees incurred in connection with the action or proceeding, including such fees incurred due to any appeal.
14.3.Further Assurances. The Parties shall at all times hereafter execute any documents and do any further acts which may be reasonably necessary or desirable to carry out the purposes of this Agreement and to give full force and effect to each and all of the provisions hereof.
14.4.Approvals and Consents Generally. Whenever in this Agreement the approval or consent of either Party is required or contemplated, unless otherwise specified, such approval or consent shall not be unreasonably withheld and/or delayed nor shall it be conditioned upon the payment of money not otherwise due hereunder.
14.5.Amendments. No part of this Agreement shall be amended or modified in any way except by a written instrument signed by all Parties.
14.6.Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect. However, unless such stricken term, provision, covenant or condition goes to the essence of the consideration bargained for by a Party, the remaining terms, provisions, covenants and conditions of this Agreement shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.
14.7.Choice of Law. This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of Delaware without regard to its conflict of law rules; provided, however, that all matters relating to title, conveyance, recording, and real property rights are governed by the laws of the State of Mississippi.

14.8.Article and Paragraph Headings. The Article and Section headings herein are inserted only for convenience of reference and shall in no way define, limit or describe the scope or intent of a provision of this Agreement.
14.9.Entire Agreement. This Agreement (including its recitals, schedules, exhibits and annexes) shall constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all other prior writings and all other understandings of the Parties. Each of the recitals, schedules, exhibits and annexes to this Agreement are incorporated by reference as if fully set forth herein at length, deemed to be the agreement of the Parties, and relied upon by the Parties in agreeing to the conditions, covenants, provisions and terms of this Agreement.
14.10.Time of Essence. Time is of the essence regarding each provision of this Agreement.
14.11.No Waiver. No waiver by either Party of any provision of this Agreement shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by, or performance obligation of, the other Party.
14.12.No Partnership; Representatives. Nothing contained in this Agreement shall be deemed or construed by the Parties or by any third person to create the relationship of principal and agent, partnership or any other association between the Parties, other than the relationship of a Seller and Buyer as provided for in this Agreement. Buyer and Seller shall each be responsible for the acts and omissions of their respective Representatives and for procuring the performance of each of their respective Representatives with the terms and conditions of this Agreement. “Representative” means, for any specified Party, such Party’s members, partners, shareholders, managers, directors, officers, managers, agents, employees, contractors, consultants, attorneys, guests, invitees, lenders, investors, trustees, executors, administrators, beneficiaries, brokers, affiliates, predecessors and permitted successors and assigns, representatives, insurers, assignees, agents and all persons acting by, through or in any way on behalf of them.
14.13.Brokerage Commissions. Each Party represents to the other that no investment banking advisor or real estate broker has been involved in the procurement or negotiation of this Agreement. As such, there are no real estate broker’s fees or commissions, finder’s fees or other like payments in connection with the transaction contemplated by this Agreement. Seller and Buyer each hereby agrees to indemnify, protect and defend the other (by counsel acceptable to the other) against and hold the other harmless from and against any and all damages, liabilities, losses, costs and expenses, including reasonable attorneys’ fees, expert fees and court costs, resulting from any claims for any such real estate commission, finder’s fees or other real estate brokerage-type commission by any person or entity that is based on the alleged actions of the indemnifying Party. The foregoing indemnity shall survive Closing or any earlier termination of this Agreement.
14.14.Interpretation. Notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty shall not be construed against either Seller or Buyer based upon authorship of any of the provisions hereof. Seller and Buyer each hereby warrant, represent and certify to the other as follows: (a) that the contents of this Agreement have been completely and carefully read by the representing Party and counsel for the representing Party; (b) that the representing Party has been separately represented by counsel and the representing Party is satisfied with such representation; (c) that the representing Party’s counsel has advised the representing Party of, and the representing Party fully understands, the legal consequences of this Agreement; and (d) that no other person (whether a Party to this Agreement or not), has made any threats, promises or representations of any kind whatsoever to induce the execution of this Agreement, other than the performance of the terms and provisions hereof.
14.15.No Third Party Beneficiaries. Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind.
14.16.Non-Recourse to Constituent Members/Partners. Notwithstanding anything to the contrary contained in this Agreement or in any other instruments, certificates, documents or agreements executed in connection with this Agreement (the “Closing Documents”), no recourse under or upon any of the Closing Documents shall be had against any of the constituent members, partners, shareholders, officers, directors, affiliates, agents, attorneys or related entities of either Buyer or Seller, nor against any constituent members, partners, shareholders, officers, directors, affiliates, agents, attorneys, or related entities of the foregoing (collectively, “Recourse Parties”), and each party expressly waives and releases all right to assert any liability whatsoever under or with respect to the Closing Documents against, or to satisfy any claim or obligation arising thereunder against, any of such Recourse Parties or out of any of their respective assets.
14.17.Jointly and Several Obligations. Each representation, warranty and covenant of Seller hereunder is the joint and several representation, warranty and covenant of all of the Owner Entities comprising Seller under this Agreement and will be binding upon and enforceable against each and all of such persons and/or entities, jointly and severally.
14.18.Construction. Except as otherwise expressly provided herein, (a) all defined terms have the meanings assigned to them in this Agreement, and include the plural as well as the singular, (b) all references in this Agreement to designated “Sections” and other subdivisions, unless otherwise indicated, are to the designated Sections and other subdivisions of the body of this Agreement, (c) “including” and “includes” shall be deemed to be followed by “but not limited to” and “but is not limited to,” respectively, (d) “or” is not exclusive, (e) “amended”, with reference to an agreement or Law, shall be deemed to be followed by “or superseded from time to time”, (f) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, and (g) the words “will” and “shall” when used in connection with an obligation shall be deemed to be interchangeable.
14.19.Public Disclosure. Any release to the public of financial information with respect to the transactions contemplated by this Agreement shall be made only in the form approved in writing by Buyer and Seller unless otherwise required by law. The provisions of this Section shall survive the Closing or any termination of this Agreement.

14.20.Counterparts; Electronic Signatures Binding. This Agreement may be executed in multiple counterparts, each of which, when assembled to include an original or electronic mail (in .PDF or similar file) signature for each Party contemplated to sign this Agreement, will constitute a complete and fully executed agreement. All such fully executed original or electronic mail (in .PDF or similar file) counterparts will collectively constitute a single agreement, and such signatures shall be legally binding upon the Party sending the signature by such electronic means immediately upon being sent by such Party. Further, the Parties agree that signatures by DocuSign, Sign-n-Send or other similar electronic signing software will be deemed to be originals.

14.21.Days of the Week. If any date for performance herein falls on a Saturday, Sunday or holiday, the time for such performance shall be extended to 5:00 p.m. Pacific Time on the next business day. A “business day” shall mean a day that is not a Saturday, Sunday or legal holiday.
14.22.Computation of Time. The time in which any act is to be done under this Agreement is computed by excluding the first day (such as the Closing Date), and including the last day, unless the last day is a holiday or Saturday or Sunday, in which case the time shall be extended pursuant to Section 14.23.
14.23.Assignment. This Agreement shall be binding upon, and inure to the benefit of, Seller and Buyer and their respective heirs, devisees, personal representatives and permitted successors and assigns. Buyer may form or designate an Affiliate to acquire the Property, (a) Buyer shall not be released from any and all of its obligations under this Agreement arising from and after such assignment unless and until expressly assumed by the assignee; and (b) Buyer shall provide a written notice of such assignment not less than five (5) days prior to the Closing Date. Seller may not assign its rights, or portions thereof, under this Agreement without the prior written consent of Buyer. For purposes of this Agreement, “Affiliate” shall mean any entity which is controlled by or under common control or ownership with Buyer. The term “Buyer” shall be deemed to include the assignee under any such effective assignment.
14.24.Survival. The provisions of this Article XIV shall survive the Closing Date, expiration or earlier termination of this Agreement and shall remain a binding contract between the Parties.
14.25.Survival of Warranties; Limitation on Liability. All representations and warranties set forth in Section 9 and Section 10 shall survive the Closing for a period of twelve (12) months, and each of the Parties agrees to indemnify, defend and hold the other harmless from any claim, demand, liability, loss or cost (including reasonable attorneys’ fees and costs) that the other may sustain arising out of any breach of or inaccuracy in the respective representations and warranties of Seller and Buyer set forth in Section 9 or Section 10, respectively, of this Agreement. Any claim that either Party may have against the other for a breach of any such representation or warranty, whether such breach is known or unknown, which is not specifically asserted by written notice to breaching Party within such 12-month period shall not be valid or effective, and neither Party shall have any liability with respect to any claims not specially asserted in writing prior thereto. Notwithstanding anything to the contrary contained herein, after the Closing: (a) the maximum aggregate liability of Seller, and the maximum aggregate amount that may be awarded to and collected by Buyer arising from any breach of any representation or warranty by Seller, shall under no circumstances whatsoever exceed three percent (3%) of the Purchase Price; provided, however, if the Buyer discovers that the Seller shall have made any representation or warranty that is untrue, incorrect or misleading in any material respect as a result of fraud or willful misconduct by Seller, the aforementioned cap shall no longer apply and Buyer can pursue an action for actual damages suffered by Buyer without limitation, which sum shall be Seller’s sole liability, and in no event shall Seller be liable for consequential, punitive or exemplary damages; and (b) no claim by Buyer alleging a breach by Seller of any representation or warranty of Seller contained herein may be made, and Seller shall not be liable for any judgment in any action based upon any such claim, unless and until such claim, either alone or together with any other claims by Buyer alleging a breach by Seller of any such representation or warranty is for an aggregate amount in excess of Twenty-Five Thousand Dollars ($25,000) (the “Floor Amount”), in which event Seller’s liability respecting any final judgment concerning such claim or claims shall be for the entire amount thereof, subject to the limitation set forth in clause (a) above; provided, however, that if any such final judgment is for an amount that is less than or equal to the Floor Amount, then Seller shall have no liability with respect thereto.
14.26.Recording. The Parties agree that neither this Agreement nor any memorandum or notice hereof shall be recorded.
14.27.List of Exhibits. The Exhibits attached hereto consist of the following, each of which is incorporated into and constitutes a part of this Agreement for all purposes:
Exhibit A-1 – Owner Entities
Exhibit A-2 – Legal Description
Exhibit B – Reserved
Exhibit C – Form of Deed
Exhibit D – Form of General Assignment
Exhibit E – Form of Owner’s Affidavit
Exhibit F - Form of Reliance Letter
Schedule 9.1.9 – List of Contracts
Schedule 9.1.12 – List of Leases
[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, Buyer and Seller have executed and delivered this Agreement as of the date first set forth above.

SELLER:
IAI USA, LLC, a Delaware limited liability company

By: International Agricultural Investors, LLC, a
Delaware Limited Liability Company
Its: Sole Member

By: Ceres Agricultural Properties, LLC a
Delaware limited liability company
Its: Sole Member

By: /s/ Michael Stockburger
Name: Michael Stockburger
Title: Executive Vice President

BUYER:

NFR Delta, LLC, a Delaware limited
liability company

By: Nuveen Farmland REIT Operating Partnership, L.P.; its Sole Member

By: Nuveen Farmland REIT, a Maryland Trust; its General Partner

By: /s/ Heather McElwee Plafcan
Name: Heather McElwee Plafcan
Title: Head of Legal, Americas

Acceptance by Escrow Holder and Title Company
By execution hereof, First American Title Insurance Company acknowledges receipt of the foregoing Agreement, accepts the instructions contained herein, and covenants and agrees to be bound by the terms of this Agreement.

Escrow Holder and Title Company:

FIRST AMERICAN TITLE INSURANCE COMPANY

By: /s/ Michele Ingersoll
Michele Ingersoll, Escrow Officer

EXHIBIT A-1
OWNER ENTIT(Y)(IES)

IAI USA, a Delaware limited liability company